Exhibit 23.2

May 21, 2013

Recovery Energy, Inc.
1900 Grant Street, Suite 720
Denver, CO 80203
Attention: A. Bradley Gabbard

Dear Mr. Gabbard:

Ralph E. Davis Associates, Inc. hereby consents to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 3, 2013, appearing in the Annual Report on Form 10-K of Recovery Energy, Inc. for the year ended December 31, 2012.

Sincerely,

RALPH E. DAVIS ASSOCIATES, INC.

/s/ Allen C. Barron

Allen C Barron, P.E.
President